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                                                                   EXHIBIT 10.22

                                 REVOLVING NOTE



$75,000,000                                                     March 14, 1997


     FOR VALUE RECEIVED, the undersigned, PROSOURCE SERVICES CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to THE BANK OF NOVA SCOTIA (the "Lender") or its registered assigns on the Stated Maturity Date for all Loans the principal sum of SEVENTY-FIVE MILLION DOLLARS ($75,000,000) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender pursuant to that certain Credit Agreement, dated as of March 14, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the various financial institutions (including the Lender) as are or may become parties thereto (collectively, the "Lenders"), and The Bank of Nova Scotia ("Scotiabank"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Unless otherwise defined, terms used herein have the meanings provided in the Credit Agreement.

     The Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Credit Agreement.

     Payments of both principal and interest are to be made in lawful money of the United States of America in same day or immediately available funds to the account designated by the Administrative Agent pursuant to the Credit Agreement.

     This Note is one of the Notes referred to in, and evidences Indebtedness incurred under, the Credit Agreement, to which reference is made for a description of the security for this Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Indebtedness evidenced by this Note and on which such Indebtedness may be declared to be immediately due and payable.

     All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.


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     THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO
BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).


                                            PROSOURCE SERVICES CORPORATION



                                           By /s/ Paul A. Garcia de Quevedo
                                              -----------------------------
                                              Name: Paul A. Garcia de Quevedo
                                             Title: Vice President, Secretary
                                                     and Treasurer


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                          LOANS AND PRINCIPAL PAYMENTS

================================================================================
                                        Amount of        Unpaid
          Amount of                     Principal       Principal
          Loan Made                      Repaid          Balance          Nota-
         ----------                     ---------       ---------         tion
        Base   LIBO    Interest Period  Base   LIBO    Base   LIBO        Made
Date    Rate   Rate    (if applicable)  Rate   Rate    Rate   Rate  Total  By
----    ----   ----    --------------   ----   ----    ----   ----  ----- -----



================================================================================


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